Exhibit 10.1
Nephrogenex, Inc.
Restricted Stock Unit Grant Notice
Restricted Stock Unit Award Grant under the Company’s
Amended and Restated 2007 Equity Incentive Plan, as amended

Nephrogenex, Inc. (“Company”) hereby awards to Participant in accordance with the Company’s Amended and Restated 2007 Equity Incentive Plan, as amended (“Plan”) a Restricted Stock Unit Award covering the number of restricted stock units (“RSUs”) set forth below (“Award”). This Award shall be evidenced by a Restricted Stock Unit Award Agreement (“Agreement”). This Award is subject to all of the terms and conditions as set forth in this Grant Notice, the Plan and in the Agreement, which is attached hereto and incorporated in its entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Agreement will have the same definitions as in the Agreement.
Participant:
Date of Grant:    November 10, 2015
Number of RSUs:

Time-Based Vesting Schedule: Subject to acceleration in certain cases described in the Agreement, the vesting schedule for the RSUs is as follows: so long as the Participant remains in Service, the RSUs will vest in equal quarterly installments on the 1st day of each calendar quarter, beginning on January 1, 2016 and continuing for 11 additional quarters thereafter, provided that the number of shares vesting on each date shall be rounded down to the nearest whole number, whilst the number of shares vesting on the final date shall be the remaining unvested balance of the RSUs.
Additional Terms/Acknowledgements: By signing below, Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Plan and the Agreement. Participant acknowledges his obligation to satisfy any tax withholding obligations imposed on the Company with respect to the vesting of the RSUs, or the delivery of the underlying Common Stock, as a condition to the receipt of any stock hereunder.

Nephrogenex, Inc.:		Participant:

By:
	Signature		Signature
Title:		Date:

Nephrogenex, Inc.
Restricted Stock Unit Agreement

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (“Agreement”), Nephrogenex, Inc. (“Company”) has awarded Participant the number of restricted stock units (“RSUs”) indicated in the Grant Notice (collectively, the “Award”) under the Company’s Amended and Restated 2007 Equity Incentive Plan, as amended (the “Plan”). Subject to adjustment and the terms and conditions as provided in this Agreement, each RSU shall represent the right to receive one (1) share of Common Stock as set forth in Section 3 below. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan. This Agreement shall be deemed to be signed by the Company and Participant upon the signing by Participant of the Restricted Stock Unit Grant Notice to which it is attached.
The details of this Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.
1.Number of RSUs and Shares of Common Stock.
(a)The number of RSUs subject to Participant’s Award, and the number of shares of Common Stock deliverable with respect to such RSUs, will be equitably adjusted as set forth in Section 8 of the Plan. Except in connection with the election to defer taxation, Participant shall receive no benefit or adjustment to the Award with respect to any cash dividend or other distribution that does not result from any such adjustment; provided, however, that this sentence shall not apply with respect to any shares of Common Stock, if any, that are delivered to Participant in connection with this Award after such shares have been delivered.
(b)Any additional RSUs or shares of Common Stock that become subject to the Award pursuant to this Section 1 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other RSUs and Common Stock covered by the Award.
(c)Notwithstanding the provisions of this Section 1, no fractional RSUs or rights for fractional shares of Common Stock shall be created pursuant to this Section 1. The Board shall, in its discretion, determine an equivalent benefit for any fractional RSUs or fractional shares that might be created by the adjustments referred to in this Section 1.
2.Vesting Requirements and Expiration of RSUs. The RSUs shall vest, if at all, as set forth in the Grant Notice. Any time-based vesting requirement with respect to the RSUs or any installment of the RSUs is satisfied if Participant has remained in Service from the Date of Grant of the RSUs through the applicable vesting dates set forth in Participant’s Grant Notice. Vesting shall cease as of the date that Participant’s Service ceases, and any RSUs that have not vested under any vesting requirement shall terminate and be forfeited back to the Company on the date Participant’s Service terminates. Notwithstanding any contrary provisions of this Agreement or the Grant Notice, the vesting requirement will be deemed to be satisfied in full on (i) the effective date of a Change in Control, or (ii) on the date Participant experiences a Qualifying Termination.
3.Date of Issuance.
(a)The Company shall deliver to Participant in respect of RSUs that have not been previously terminated or forfeited, one (1) share of Common Stock for each RSU that has satisfied the vesting requirements in accordance with Section 2 herein, on the date such RSUs satisfy the vesting requirement (each such delivery date is a “Delivery Date”).
(b)The Company may settle an RSU upon a Change in Control by delivering other consideration to Participant with a Fair Market Value equal in the aggregate to the value of the shares of Common Stock for which the RSU is being settled, including but not limited to cash or shares of the capital stock of the acquirer or surviving entity of such Change in Control. If a scheduled Delivery Date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
4.Consideration For Award. This Award has been granted in consideration of Participant’s past or future expected services to the Company. Subject to Section 10 below, except as otherwise provided in the Grant Notice, Participant will not be required to make any payment to the Company (other than the provision of past and future services for the Company) with respect to Participant’s receipt of the Award, vesting of the RSUs, or the delivery of the shares of Common Stock.
5.Securities Law Compliance. Participant specifically acknowledges and agrees that any sales of shares of Common Stock shall be made in accordance with the requirements of the Securities Act. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Common Stock to be granted hereunder. The Company intends to maintain this registration statement but has no obligation to do so. If the registration statement ceases to be effective for any reason, Participant will not be able to transfer or sell any of the shares of Common Stock issued to the Participant pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available. Furthermore, despite registration, applicable securities laws may restrict the ability of the Participant to sell his or her Common Stock, including due to the Participant’s affiliation with the Company. The Company shall not be obligated to either issue the Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any applicable securities law, rule or regulation.
6.Restrictive Legends. The Common Stock issued under the Award, if any, shall be endorsed with appropriate legends, if any, determined by the Company.
7.Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to Participant, Participant may not transfer, pledge, sell or otherwise dispose of all or any portion of the RSUs or the shares of Common Stock issuable in respect of the RSUs, except as expressly provided in this Section 7. For example, Participant may not use shares that may be issued in respect of the RSUs as security for a loan, nor may Participant transfer, pledge, sell or otherwise dispose of such shares.
(a)Death. Upon receiving written permission from the Board or its duly authorized designee, Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of Participant’s death, shall thereafter be entitled to receive any distribution of Common Stock or other consideration to which Participant was entitled at the time of Participant’s death pursuant to this Agreement. In the absence of such a designation, Participant’s executor or administrator of Participant’s estate shall be entitled to receive, on behalf of Participant’s estate, such Common Stock or other consideration.
(b)Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, Participant may transfer the RSUs to a trust if Participant is considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the RSUs are held in the trust, provided that Participant and the trustee enter into transfer and other agreements required by the Company.
(c)Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that Participant and the designated transferee enter into transfer and other agreements required by the Company, Participant may transfer the RSUs or other consideration hereunder, pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. Participant is encouraged to discuss the proposed terms of any division of the RSUs with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order.
8.Incorporation of the Plan. The Participant specifically understands and agrees that the RSUs and the shares of Common Stock to be issued under the Plan will be issued to the Participant pursuant to the

Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.
9.Award not a Service Contract. This Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on the part of Participant to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such Service. In addition, nothing in this Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that Participant might have as an Employee, Consultant or Director of the Company or any Affiliate.
10.Unsecured Obligation. This Award is unfunded, and even as to any RSUs that vest, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock pursuant to this Agreement. Participant shall not have voting or any other rights as a stockholder of the Company with respect to any Common Stock acquired pursuant to this Agreement until such Common Stock is issued pursuant to Section 3 of this Agreement. Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.
11.Withholding Obligations.
(a)The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the Award then vested or upon the issuance of the Common Stock the Company shall be entitled to immediate payment from the Participant of the amount of any tax or other amounts required to be withheld by the Company by applicable law or regulation. Any taxes or other amounts due shall be paid, at the option of the Company as follows:
(i)    through reducing the number of shares of Common Stock entitled to be issued to the Participant on the applicable vesting date in an amount equal to the statutory minimum of the Participant’s total tax and other withholding obligations due and payable by the Company. Fractional shares will not be retained to satisfy any portion of the Company’s withholding obligation. Accordingly, the Participant agrees that in the event that the amount of withholding required would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck;

(ii)    requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required to be withheld with respect to the statutory minimum amount of the Participant’s total tax and other withholding obligations due and payable by the Company or otherwise withholding from the Participant’s paycheck an amount equal to such amounts due and payable by the Company; or

(iii)    if the Company believes that the sale of shares can be made in compliance with applicable securities laws, authorizing, at a time when the Participant is not in possession of material nonpublic information, the sale by the Participant on the applicable vesting date of such number of shares of Common Stock as the Company instructs a registered broker to sell to satisfy the Company’s withholding obligation, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. To the extent the proceeds of such sale exceed the Company’s withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable. In addition, if such sale is not sufficient to pay the Company’s withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares of Common Stock. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale. The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price. In connection with such sale of shares of Common Stock, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of shares of Common Stock and payment of the withholding obligation to the Company. The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1(i)(B) under the Exchange Act.

(b)Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to Participant any Common Stock.
(c)Notwithstanding the foregoing the Participant may elect to defer taxation by execution in a timely manner of the form attached hereto as Exhibit A.
12.Notices. Any notices required to be given or delivered to the Company under the terms of this Award shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to their address as on file with the Company at the time notice is given. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13.Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
14.Amendment. This Agreement may be amended only by a writing executed by the Company and Participant which specifically states that it is amending this Agreement.
15.Miscellaneous.
(a)All covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.
(b)Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.
(c)Participant acknowledges and agrees that Participant has reviewed the Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understand all of its provisions.
(d)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)All obligations of the Company under this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
16.Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
17.Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the state of Delaware without regard to such state’s conflicts of laws rules. Participant hereby submits to the jurisdiction of the state and federal courts encompassing the location of the Company’s principal headquarters for the resolution of any disputes or claims regarding this Agreement.
18.Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section)

so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
19.Section 409A of the Internal Revenue Code. It is intended that the delivery of shares in respect of the RSUs provided under this Agreement satisfies, to the greatest extent possible, the exemption from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Section 1.409A-1(b)(4) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the delivery of shares in respect of the RSUs provided under this Agreement (and any definitions in this Agreement and in the Grant Notice governing the Award) will be construed in a manner that complies with Section 409A and incorporates by reference all required definitions and payment terms. If this Award is not exempt from, and is therefore deemed to be deferred compensation subject to, Section 409A, and if Participant is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) as of the date of Participant’s separation from service (within the meaning of Treasury Regulations Section 1.409A-1(h)), than the issuance of any shares that would otherwise be made upon the date of Participant’s separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of Participant’s separation from service, with the balance of the shares issued thereafter in accordance with the original issuance schedule, but if and only to the extent that the delay in issuance of the shares is necessary to avoid the imposition of taxation on Participant in respect of the shares under Section 409A. Each installment of RSUs that vests is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2). Notwithstanding the above, the Company makes no representations to Participant regarding the compliance of this Agreement or the RSUs with Section 409A, and Participant is solely responsible for the payment of any taxes or penalties arising under Section 409A(a)(1) of the Code, or any state law of similar effect, with respect to the grant or vesting of the RSUs or the delivery of the shares subject to this Award.
20.Data Privacy. The Participant (i) authorizes the Company and each Affiliate and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of the Award and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.
21.Survival. Provisions of this Agreement which by their terms must survive the termination of this Agreement in order to effectuate the intent of the parties will survive any such termination for such period as may be appropriate under the circumstances.
22.Definitions. For purposes of this Agreement, capitalized terms that are not otherwise defined shall have the following definitions:
(a)“Affiliate” means, at the time of determination, any Parent or Subsidiary.
(b)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions occurring after the date of grant of this Award, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur because of a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B)

more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or
(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries during any twelve month period, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.
Notwithstanding the above, to the extent any payment hereunder upon such Change in Control is deferred compensation that is subject to Section 409A of the Code, and not otherwise exempt from complying with the provisions of the statute, then a Change in Control shall only be deemed to occur if the Change in Control also qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of a corporation’s assets as defined in Treasury Regulation Section 1.409A-3(i)(5).
(c)“Common Stock” means the common stock of the Company.
(d)“Director” means Participant is rendering services as a member of the Board.
(e)“Disability” means a condition entitling Participant to long-term disability benefits under any policy, plan or program sponsored by the Company. In the absence of any such policy, plan or program, the term “Disability” has the meaning set forth in Section 22(e)(3) of the Internal Revenue Code. Notwithstanding the above, if necessary to comply with Section 409A of the Code, a “Disability” shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(4).
(f)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(g)“Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Agreement, is the Owner, directly or indirectly, of the Company’s then outstanding securities.
(h)“Own,” “Owned,” “Owner,” “Ownership” means a person or entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(i)“Qualifying Termination” means a termination from Service initiated by the Company without Cause (as defined in the Participant’s employment agreement), initiated by Participant with Good Reason (as defined in the Participant’s employment agreement), or a termination from Service because of Participant’s death or Disability. Participant’s voluntary resignation from Service without Good Reason or the termination of Participant’s Service for Cause will not constitute a Qualifying Termination.
(j)“Securities Act” means the Securities Act of 1933, as amended.
(k)“Service” means that Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which Participant renders service to the Company or an Affiliate as an Employee, Director, or Consultant or a change in the entity for which Participant renders such service, provided that there is no interruption or termination of their service with the Company or an Affiliate, shall not terminate Participant’s Service; provided, however, if the entity for which he is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Service shall be considered to have terminated on the date such entity ceases to qualify as an Affiliate. Participant’s Service shall be deemed to continue for purposes of this Agreement while Participant is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing, or (ii) continued crediting of Service is required by applicable law.
* * * * *

Exhibit A

Deferral Election

In lieu of receiving shares upon vesting, I hereby elect to defer receipt of shares of Common Stock in connection with the issuance by Nephrogenex, Inc. (“Company”) of a Restricted Stock Unit Award dated November 10, 2015 (the “Agreement”) until the earlier to occur of my “separation from service” from the Company (as defined in Section 409A of the Internal Revenue Code), death or a Change in Control (as defined in the Agreement).

The shares of Common Stock to be issued upon vesting of the Award will be deferred and paid in a single lump sum share payment as soon as reasonably practicable following the relevant payment event set forth in the paragraph above, but in no event will such payment be made more than 90 days after the relevant event unless such payment is required to be further deferred as set forth in Section 19 of the Agreement. If the Company declares and pays any cash dividends with respect to its Common Stock then dividend equivalents on the RSUs will accrue and be reinvested into additional RSUs in an amount equal to the cash dividend that would have been paid with respect to the corresponding number of shares of Common Stock equal to the number of RSUs divided by the closing price of the Common Stock on the dividend record date (rounded down to the nearest whole share). The additional RSUs will be deferred and paid in the same manner in which the RSUs are deferred and paid and will be credited to your account on the record date of the dividend. Unless otherwise provided in the Company’s Amended and Restated 2007 Equity Incentive Plan, as amended, payment for the RSUs will be in the form of shares. All payments shall be subject to any applicable tax withholding in accordance with Section 11 of the Agreement.

Print Name ____________________________________

PLEASE RETURN THIS FORM TO ______________________
ON OR BEFORE DECEMBER 10, 2015 IN ORDER TO MAKE A VALID ELECTION.